UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 12, 2017, The Container Store Group, Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 43,449,881 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 90 percent of the Company’s outstanding common stock as of the July 21, 2017 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 26, 2017.

Item 1 — Election of two Class I directors for a term of office expiring at the annual meeting of shareholders in 2020 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Jonathan D. Sokoloff	33,157,605	3,008,820	7,283,456
Sharon Tindell	32,190,935	3,975,490	7,283,456

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
42,955,841	462,738	31,302	0

Item 3 — Approval of the Amended and Restated 2013 Incentive Award Plan, which increases the number of shares authorized for issuance under such plan by 7,500,000 shares, among other things.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
32,166,405	3,953,816	46,204	7,283,456

Based on the foregoing votes, each of the two Class I director nominees was elected and Items 2 and 3 were approved.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: September 14, 2017	By:	/s/ Jodi L. Taylor
Jodi L. Taylor
Chief Financial Officer and Chief Administrative Officer

3